U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                                 April 30, 2003




                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




        Arizona                       1-13704                 86-0498857
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)



                      3708 East Columbia Street, Suite 110
                              Tucson, Arizona 85714
               (Address of principal executive offices)(Zip Code)


                                 (520) 747-4100
              (Registrant's telephone number, including area code)

Item 5. Other Events

     On April 22, 2003, Prologic's founder and CEO, James M. Heim, resigned his employee, Officer, and Director positions with the Company and its BASIS, Inc. subsidiary, after notifying the Company's Board of Directors of his wish to pursue other opportunities.

     Prologic Management Systems, Inc. was founded in 1984 by Mr. Heim, as a proprietary manufacturing and distribution software company. As such, at Mr. Heim's request and as part of the Company's separation agreement with Mr. Heim, the Company will transfer to Mr. Heim ownership rights to all of the Company's proprietary software products, which have comprised less than 1.6% of the Company's revenues in each of the 3 most recent fiscal years. Mr. Heim was also granted an amount equal to three months separation pay.

     On April 28, 2003, the Company's President and Director, Mr. John W. Olynick, was elected Chief Executive Officer, and its Chief Operations Officer and Director, Edwin G. Hubert, was elected Chief Financial Officer of the Company. The Company's Board of Directors has elected not to fill the vacancy on the Board that resulted from Mr. Heim's departure, and has reduced the number of Directors to six (6).



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIC MANAGEMENT SYSTEMS, INC.


Dated: April 30, 2003                By: /s/  John W. Olynick
                                        ----------------------
                                        John W. Olynick
                                        President and Chief Executive Officer


                                     By: /s/  Edwin G. Hubert
                                        ----------------------
                                        Edwin G. Hubert
                                        Chief Financial Officer